Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-196992) of Golar LNG Limited and in the related Prospectus of our reports dated May 1, 2017 with respect to the consolidated financial statements of Golar LNG Limited, and the effectiveness of internal control over financial reporting of Golar LNG Limited, included in this Annual Report (Form 20-F) for the year ended December 31, 2016.

/s/ Ernst & Young LLP
London, England
May 1, 2017

Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-196992) of Golar LNG Limited of our reports dated May 1, 2017, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Golar LNG Partners LP, included in the Annual Report (Form 20-F) of Golar LNG Partners LP for the year ended December 31, 2016, filed with the Securities and Exchange Commission, and incorporated by reference in this Annual Report (Form 20-F) for the year ended December 31, 2016.

/s/ Ernst & Young LLP
London, England
May 1, 2016